UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024 (August 12, 2024)

KLDiscovery Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9023 Columbine Road
Eden Prairie, Minnesota		55347
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 811-3789

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This amendment to the Current Report on Form 8-K is being filed to include the Introductory Note to the Report, which was inadvertently omitted from the original Form 8-K filed on August 15, 2024 (the “Original 8-K”). Except as set forth herein, the Company has not updated any information contained therein to reflect any events that have occurred since the date of the Original 8-K.

Introductory Note

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2024 (the “July 8-K”), on July 3, 2024, KLDiscovery Inc. and its direct and indirect affiliated entities (collectively, the “Company”) entered into:

•
a Transaction Support Agreement (including the exhibits, term sheets, and schedules thereto, the “TSA”) with: (1) the holders of all of the Company’s convertible debentures due January 10, 2025 (the “Debentures”): an affiliate of Ontario Teachers’ Pension Plan Board (“OTPP”) and certain affiliates of MGG Investment Group LP (“MGG”) that hold Debentures (collectively, the “Debenture Holders”); (2) the Company’s term loan lenders and revolving credit facility lender under the Credit Agreement (defined below); and (3) certain holders of equity interests in the Company; and

•
an Exchange Agreement (the “Exchange Agreement”) with the Debenture Holders.

The TSA contemplates a series of transactions (the “Transactions”) that effectuate a financial restructuring of the Company’s capital structure and reduce the Company’s indebtedness (the “Restructuring”). In accordance with the TSA, the Company and the Debenture Holders entered into the Exchange Agreement, pursuant to which the Debenture Holders agreed to exchange the Debentures for an aggregate number of new shares of the Company’s common stock representing 96% of the Fully-Diluted Shares (as defined in the Exchange Agreement) (such exchange, the “Debenture Exchange”). See Item 3.02 of this Form 8-K for additional information regarding the number of shares and classes of common stock issued in the Debenture Exchange.

The closing of the Transactions, including the Debenture Exchange, (the “Closing”), occurred on August 14, 2024 (the “Closing Date”). Effective as of the Closing, the Debentures were cancelled and shares of the Company’s common stock representing, in the aggregate, 96% of the Fully-Diluted Shares were issued to the Debenture Holders and a designee thereof.

The foregoing descriptions of the TSA, the Exchange Agreement and the Restructuring do not purport to be complete and are qualified in their entirety by reference to Item 1.01 of the July 8-K and the full text of the TSA and the Exchange Agreement, copies of which were attached to the July 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Mutual Release Agreement

At the Closing, the Company entered into the Mutual Release Agreement (the “Mutual Release Agreement”), dated August 14, 2024, with the Debenture Holders and certain Company equity holders, including affiliates of Carlyle Equity Opportunity GP, L.P. (“Carlyle”), Pivotal SPAC Funding LLC, MGG SF Evergreen Master Fund (Cayman) LP, and Christopher Weiler (all parties to the Mutual Release Agreement other than the Company, collectively, the “Consenting Stakeholders”). The Mutual Release Agreement includes customary mutual releases provided by the parties thereto in favor of the Company, the Consenting Stakeholders, and each of their respective related parties of any claims arising before or on the Closing Date relating to any act or omission, agreement or event existing immediately prior to the Closing in connection with the management, ownership, or operation of the Company, the purchase or sale of any Company security, the subject matter of, or the events giving rise to, any claim or equity interest that is treated in the Transactions, the business or contractual arrangements among the parties thereto, the Company’s restructuring efforts, intercompany transactions, the TSA and any restructuring transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the TSA, with customary exceptions for, among other things:

•
Conduct constituting gross negligence, fraud, willful misconduct, or a criminal act;
•
Rights to indemnification, insurance, or wages/compensation/benefits;
•
Ordinary course obligations related to e-discovery and/or data platform services unrelated to the Transactions;
•
The ability to seek specific performance under the Mutual Release Agreement, TSA, the Exchange Agreement and other transaction agreements; and
•
Existing statements of work, engagement letters, and similar obligations/invoices in relation to services provided by the Company.

Credit Agreement Amendment

The Company is party to a Credit Agreement, dated as of February 8, 2021, with KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings Inc.), LD Topco Inc, and other guarantors party thereto, the Lenders party thereto, Ally Bank as a lender and L/C Issuer, and Wilmington Trust National Association, as administrative agent and collateral agent (as amended, the “Credit Agreement”). At the Closing, the Company and the other parties to the Credit Agreement entered into the Third Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of August 14, 2024 (the “Credit Agreement Amendment”). As contemplated by the term sheet attached to the TSA, the Credit Agreement Amendment provides for:

•
an 18-month extension of the maturity of the term loans under the Credit Agreement to August 9, 2027;

•
an increase of 100 basis points to the rates applicable to borrowings under the Credit Agreement;

•
a commitment fee of 0.75% at all times (removing the step-down option) payable to the lender in the revolving credit facility; and

•
certain adjustments to the covenants applicable to the Company.

Second Lien Credit Agreement

At the Closing, the Company, KLDiscovery Holdings, Inc., LD Topco, Inc., the other guarantors party thereto, MGG, as Agent, and the Debenture Holders, as lenders, entered into a Second Lien Credit Agreement, dated as of August 14, 2024 (the “Second Lien Credit Agreement”). Pursuant to the Second Lien Credit Agreement, the Debenture Holders made a $50.0 million term loan to the Company. The proceeds of the Second Lien Credit Agreement were utilized to fund transaction costs and repay a portion of the obligations outstanding under the Credit Agreement.

As contemplated by the term sheet attached to the TSA, the Second Lien Credit Agreement provides for inter alia, the following terms:

•
an interest rate of 17% per annum, payable in kind by capitalizing such accrued interest and adding it to the principal amount of the Second Lien Credit Agreement on a quarterly basis;

•
obligations under the Second Lien Credit Agreement to be secured on a second-lien basis by a perfected security interest in equivalent collateral to the collateral securing the loans under the Credit Agreement;
•
the entry by the agent for the lenders under the Second Lien Credit Agreement into a customary intercreditor agreement with the agent under the Credit Agreement, providing for payment and lien subordination of the indebtedness evidenced thereby to the indebtedness evidenced by the Credit Agreement; and

•
affirmative and negative covenants, representations and warranties consistent with those (subject to basket and covenant cushions of not less than 15%) set forth in the Credit Agreement.

New Stockholders Agreement

At the Closing, the Company, OTPP and certain affiliates of MGG that hold the Company’s common stock (collectively, the “MGG Stockholders,” and together with OTPP, the “Major Stockholders,” and each, a “Major Stockholder”) entered into the Stockholders Agreement, dated as of August 14, 2024 (the “New Stockholders Agreement”). It provides, among other things, that, effective as of the Closing:

•
The Board of Directors of the Company (the “Board”) will consist of seven directors;
•
The Company stockholders who are parties to the New Stockholders Agreement will vote their Company common stock to cause the following individuals to be elected to the Board: the Chief Executive Officer of the Company; two persons designated for nomination by the MGG Stockholders; two individuals designated for nomination by OTPP; and two independent directors whom the Board determines have no relationship with the Company or a Major Stockholder that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director (each of which shall be designated for nomination by mutual agreement of the MGG Stockholders and OTPP);

•
The Company stockholders who are parties to the New Stockholders Agreement will vote their Company common stock to remove a director from office by the vote of stockholders upon the occurrence of any of the following: (i) written request of the person(s) who would be entitled to designate a replacement nominee for such director pursuant to the New Stockholders Agreement to remove such director; (ii) with respect to the director who is also the CEO, if he or she ceases to serve as the CEO; or (iii) in the case of an independent director, if he or she ceases to be independent;
•
The presence of at least one director designated by the MGG Stockholders and one director designated by OTPP is required to establish a quorum for a meeting of the Board;
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The consent of each Major Stockholder is required for certain actions relating to the Company or any of its subsidiaries including, among others:
o
any dissolution, winding up or bankruptcy filing;
o
any change in its principal lines of business or amendments to its organizational documents with respect to Major Stockholder approval matters;
o
a sale of the Company, whether through merger, consolidation, share exchange, business combination, sale of all or substantially all of the Company’s assets, stock or otherwise, other than pursuant to a Forced Sale as described below;
o
incurrence of indebtedness other than indebtedness in existence as of the Closing or not in excess of $1,000,000 in the aggregate;
o
agreements to (i) increase the interest payable on or total yield on any indebtedness existing as of the Closing by more than 2.0% per annum, (ii) increase the scheduled payments or prepayments of principal under such indebtedness, (iii) modify any covenant or obligations related to such indebtedness in a manner adverse to the Company or (iv) modify the maturity date of any such indebtedness;
o
acquisitions of assets or securities whether through merger, consolidation, share exchange, business combination or otherwise, in any transaction or series of related transactions for consideration in excess of $1,000,000 or sales or other dispositions of assets in any transaction or series of related transactions with a fair market value in excess of $500,000;
o
any issuance of equity securities (or securities convertible or exercisable therefor) other than shares of Company common stock issued (i) pursuant to the exercise of any conversion rights set forth in the Third Amended and Restated Certificate of Incorporation of the Company (the “New Certificate”); (ii) upon vesting or exercise of awards issued under the Management Incentive Plan established in accordance with the TSA or the Company’s 2019 Incentive Award Plan; or (iii) upon exercise of any warrants outstanding as of the Closing to purchase common stock;
o
any redemption, repurchase or other acquisition of the Company’s or its subsidiary’s securities, other than pursuant to employment arrangements known to the Board and that existed prior to the Closing or certain redemptions of Class B-2 common stock of the Company as contemplated in the New Certificate;
o
any change in the size or composition of the Board;

o
the creation of any committee of the Board, selection of such committee’s members, or change in scope of authority of such committee;
o
the appointment, termination or replacement of the Company’s auditor, or any material change in the Company’s accounting principles (except as required by U.S. generally accepted accounting principles);
o
the appointment, termination or replacement of the CEO and any other officer that reports directly to the CEO or the Board;
o
entry into or amendment of employment agreements for, and otherwise setting compensation for, the CEO or any other officer that reports directly to the CEO or Board;
o
adoption of any incentive plans or similar arrangements for officers, employees or service providers;
o
declaration or payment of dividends with respect to any of its equity securities other than dividends required to be declared and paid under the New Certificate;
o
entry into or amendment of, or waiver of compliance with, any contract or transaction with a stockholder of the Company or any affiliate thereof, or any Company director or officer or their immediate family members, other than performance by the Company in accordance with the terms of contracts known to the Board and in effect as of the Closing;

o
creation of subsidiaries of the Company (which, if created, must be in conformity with certain regulations under the Pension Benefits Act Regulations (Ontario) that restrict OTPP from directly or indirectly investing in securities of a corporation that carry more than 30% of the votes that may be cast for the election of directors of the corporation);
o
making of loans, advances or capital contributions to any person in excess of $250,000 (other than advancement of expenses required by the New Certificate or any indemnification agreement approved by the Board);
o
entry by the Company into any joint venture or similar arrangement; and
o
commencement or settlement of any litigation, arbitration, dispute or proceeding reasonably expected to involve an amount in controversy greater than $500,000 or with respect to a material matter raised via the Company’s whistleblower hotline;
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The Company must follow a budget and business plan approved by the Major Stockholders (or, in the absence of such approval, as set out in the New Stockholders Agreement);
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No Company stockholder party to the New Stockholders Agreement may transfer its shares of Company common stock (other than to the Company or certain customary permitted transfers) without the prior consent of each Major Stockholder;
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If the Major Stockholders approve a Sale of the Company (as defined in the New Stockholders Agreement), the Company stockholders who are parties to the New Stockholders Agreement will be required to approve such transaction and, if such transaction contemplates the sale of Company stockholders’ common stock, sell the same pro rata portion of their common stock in such sale as is being sold by each Major Stockholder on the same terms and conditions applicable to the Major Stockholders;
•
Beginning 54 months after the Closing Date, either Major Stockholder may cause the Company to initiate a process intended to result in a Sale of the Company (a “Forced Sale”); provided, that the other Major Stockholder may, if such sale process is initiated before the date falling 66 months after the Closing Date and certain other conditions are satisfied, elect to delay the sale process in certain circumstances; and
•
The New Stockholders Agreement will terminate upon the earliest to occur of a Qualified IPO (as defined in the New Stockholders Agreement), a Qualified Direct Listing (as defined in the New Stockholders Agreement), a Sale of the Company (as defined in the New Stockholders Agreement) or the written agreement of the Company and the Major Stockholders to terminate the New Stockholders Agreement.

The foregoing descriptions of the Mutual Release Agreement, the Credit Agreement Amendment, the Second Lien Credit Agreement and the New Stockholders Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

At the Closing, the Company and affiliates of Carlyle Equity Opportunity GP, L.P. (“Carlyle”), entered into an Amendment and Termination Agreement, dated as of August 14, 2024, which terminated the Company’s Registration Rights Agreement, dated as of December 19, 2019, by and among the Company (f/k/a Pivotal Acquisition Corp.), affiliates of Carlyle and Revolution Growth III LP and certain other signatories thereto, effective as of the Closing. The foregoing description of the Amendment and Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

As a result of the consummation of the Debenture Exchange, all outstanding Debentures were cancelled and that certain Securities Purchase Agreement dated as of December 16, 2019 by and between the Company and the Debenture Holders, as amended, was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “8-K”) concerning the Second Lien Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note concerning the Debenture Exchange and Item 5.03 this 8-K is incorporated by reference into this Item 3.02.

Pursuant to the Debenture Exchange effected under the Exchange Agreement, the Company issued the following securities on August 14, 2024:

•
943,798,291 shares of Class A common stock and 145,851,317 shares of Class B-1 common stock, in the aggregate, to the Debenture Holders in exchange for the cancellation of the Debentures; and

•
145,851,317 shares of Class B-2 common stock to a third party designated by OTPP in exchange for an aggregate subscription price of $14.59.

The shares of common stock issued and sold pursuant to the Debenture Exchange were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving any public offering.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 1.01 concerning the New Stockholders Agreement and Second Lien Credit Agreement, Item 5.02 and Item 5.03 of this 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Debenture Exchange, a change in control of the Company occurred and the Debenture Holders acquired control of the Company. Immediately following the Closing, MGG owned approximately 61.52 % of the outstanding Class A common stock of the Company and OTPP owned approximately 34.4% of the outstanding Class A common stock of the Company and 100% of the outstanding Class B-1 common stock of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this 8-K is incorporated by reference into this Item 5.02.

Effective as of the Closing:

•
each of Ian Fujiyama, Jill Frizzley, Neal P. Goldman, Kevin Griffin, Evan Morgan, Lawrence Prior III, Arjun Shah, Lauren Tanenbaum, Christopher J. Weiler and Richard Williams resigned from his or her respective position as a member of the Company’s board of directors, and any committee thereof, effective as of the Closing (which resignations were tendered in connection with the Transactions and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices); and

•
Kevin Griffin, Lee Sienna, Dale Stohr, Mike Suchsland, Anthony Waszkiewicz and Christopher J. Weiler became the directors of the Company in accordance with the New Certificate and the New Stockholders Agreement.

Following the Closing, the Board selected Michael Suchsland as the new Chairperson of the Board. Also following the Closing, in consideration of various factors, including the new composition of the Board, the Board terminated the previous committees of the Board, the Company’s previous Corporate Governance Guidelines, and the Company’s previous Non-Employee Director Compensation Program. The new committees and assignment of directors to those committees, formal corporate governance guidelines, and director compensation arrangements have not yet been determined.

Among the new directors, Kevin Griffin and Dale Stohr are affiliated with MGG, while Lee Sienna and Anthony Waszkiewicz are affiliated with OTPP. As described in this 8-K, MGG and OTPP have been involved in various aspects of the Transactions; are parties to the TSA, the Exchange Agreement and the New Stockholders Agreement with the Company; are beneficial holders of more than 5% of our capital stock; and control the Company following the Closing. Additionally, MGG is a party to the Second Lien Credit Agreement. The information set forth in the Introductory Note, Item 1.01, Item 3.02, and Item 5.01 of this 8-K is incorporated by reference into this Item 5.02.

From time to time, we may make sales to and purchases from companies that are affiliated with MGG or OTPP. Such transactions have been entered into in the ordinary course of business and are not considered material or related party transactions.

Christopher Weiler is also the Chief Executive Officer of the Company. The disclosure regarding Matt Weiler and Nick Weiler, the sons of Christopher Weiler, that is set forth under “Certain Relationships and Related Person Transactions” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 29, 2024 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

New Certificate

As described in Item 5.07 below, on August 12, 2024, at a special meeting of stockholders of the Company (the “Special Meeting”), upon the recommendation of the Board, the Company’s stockholders approved the New Certificate, which amended and restated the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Second Certificate”), as described below. The New Certificate became effective upon filing the New Certificate with the Office of the Secretary of State of the State of Delaware on August 14, 2024. The New Certificate provides as follows:

Capital Stock

The New Certificate authorizes a total of 4,501,000,000 shares of capital stock. The number of authorized shares of all classes of common stock of the Company was increased from 200,000,000 in the Second Certificate to 4,500,000,000 in the New Certificate. The authorized shares of Company common stock were separated into three classes of common stock as follows:

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2,500,000,000 shares of Class A common stock, par value $0.0001 per share;
•
1,000,000,000 shares of Class B-1 common stock, par value $0.0001 per share; and
•
1,000,000,000 shares of Class B-2 common stock, par value $0.0000001 per share.

The New Certificate also authorizes 1,000,000 shares of preferred stock, par value $0.0001 per share, which is consistent with the Second Certificate.

The establishment of the Class B-1 common stock and Class B-2 common stock was necessary to facilitate OTPP’s compliance with certain regulations under the Pension Benefits Act Regulations (Ontario) that restrict OTPP from directly or indirectly investing in securities of a corporation that carry more than 30% of the votes that may be cast for the election of directors of the corporation.

As a result of the reclassification of the Company’s common stock effected pursuant to the New Certificate, each issued and outstanding share of Company common stock prior to Closing automatically, without any further action on the part of the Company or any holder of common stock, was reclassified and changed into one validly issued, fully paid and nonassessable share of Class A common stock. There is no difference in the rights, preferences or privileges of the Company’s common stock outstanding prior to Closing and the Class A common stock outstanding after Closing.

Voting Rights

Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote at a meeting of stockholders or in connection with any stockholder action taken by written consent, with such voting to occur together as a single class, subject to the following:

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holders of Class B-1 common stock will not be entitled to vote on the election, removal or replacement of directors; and

•
holders of Class B-2 common stock will have no voting rights except on the election, removal or replacement of directors.

Dividends

Subject to the rights, if any, of the holders of any preferred stock, holders of Class A common stock and Class B-1 common stock are entitled to receive dividends when, as and if declared by the Board of Directors on an equal, identical pro-rata basis. Holders of Class B-2 common stock are entitled to an aggregate annual dividend of CAD$10,000 (grossed up by the amount of any withholding or similar tax required by law to be imposed on such dividend) but will not participate in or have a right to receive any other dividends declared on the Company common stock.

Liquidation Rights

Upon liquidation, dissolution or winding up of the Company, subject to the rights, if any, of the holders of any preferred stock, the holders of Class B-2 common stock shall be entitled to an amount per share equal to the sum of any unpaid dividends accrued on such share and the par value of each such share of Class B-2 common stock. Following satisfaction of the liquidation preference of the holders of Class B-2 common stock, holders of Class A and Class B-1 common stock shall be entitled to receive any remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares held by them. Holders of Class B-2 common stock shall not be entitled to receive anything in this second distribution.

Conversion Rights

Shares of Class A common stock are convertible by the holder thereof at any time into an equal number of shares of Class B-1 common stock and an equal number of shares of Class B-2 common stock if, at such time, such holder of Class A common stock is the record owner of shares of Class B-1 common stock or Class B-2 common stock. Shares of Class B-1 common stock are convertible at any time by the holder thereof into an equal number of shares of Class A common stock if, contemporaneously with such conversion, an equal number of shares of Class B-2 common stock are redeemed by the Company for nominal consideration.

Business and Affairs of the Company

The New Certificate provides that the management of the business and the conduct of the affairs of the Company is vested in the Board and will be conducted in accordance with the New Bylaws and, prior to the termination of the New Stockholders Agreement, the New Stockholders Agreement. The New Certificate also provides that, notwithstanding anything in the New Certificate to the contrary, prior to the termination of the New Stockholders Agreement, the Company may not engage in any act or activity that would breach the New Stockholders Agreement and any such act or activity shall be void ab initio unless such act or activity is approved, or ratified after such act or activity occurs, by the consent of the Major Stockholders.

Board Classification

The Second Certificate classified the Board into three classes of directors, with each class serving a term of three years. The New Certificate declassifies the Board, with each director serving a term of one year. The New Certificate provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by stockholders and not by directors.

Action by Written Consent

The Second Certificate did not permit the Company’s stockholders to take action by written consent in lieu of a meeting. The New Certificate provides that any action that is required or permitted to be taken by the Company’s stockholders at any annual or special meeting of stockholders may be effected by written consent in lieu of a meeting of stockholders.

Corporate Opportunities

The New Certificate exempts each Major Stockholder and its affiliates, successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees, including any of the foregoing who serve as officers or directors of the Company (collectively, the “Exempted Persons”), from the doctrine of corporate opportunity, or any other analogous doctrine. To the fullest extent permitted by law, the Exempted Persons shall not have any fiduciary duty to refrain from and shall not be liable to the Company or its stockholders for breach of any fiduciary duty solely by engaging, directly or indirectly, in the same or similar business activities as the Company or in business with a competitor of the Company or otherwise competing with the Company. In addition, the New Certificate provides that a corporate opportunity shall not be deemed to belong to the Company if it is a business opportunity that the Company is not financially or legally able or contractually permitted to undertake, or that is, from its nature, not in the line of the Company’s business or is of no practical advantage to it or that is one in which the Company has no interest or reasonable expectancy. The Second Certificate had a similar provision in favor of Carlyle, Pivotal Acquisition Holdings LLC and certain other holders of Company common stock.

The New Certificate also incorporates various other updates and technical, clarifying and conforming changes.

New Bylaws

Effective as of the Closing, the Board adopted and approved amended and restated bylaws of the Company (the “New Bylaws”). The New Bylaws, among other things, provide that:

•
the total number of authorized directors of the Company, whether or not there are any vacancies in previously authorized directorships, is seven directors, subject to change in conformity with the New Stockholders Agreement;

•
the requirements for a quorum at any meeting of the Board and for Board action are as set forth in the New Stockholders Agreement;

•
the Board may, subject to the terms of the New Stockholders Agreement, designate committees of the Board;

•
any action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, consistent with the New Certificate;

•
prior to the termination of the New Stockholders Agreement, if there is a conflict between the terms of the New Bylaws and the New Stockholders Agreement, the terms and provisions of the New Stockholders Agreement shall govern and control, except as provided otherwise by mandatory provisions of the Delaware General Corporation Law that cannot be altered as a matter of public policy; and

•
the New Bylaws may be amended or repealed by the Board at any meeting or by the stockholders at any meeting, subject to the terms of the New Certificate and the New Stockholders Agreement.

The New Bylaws also incorporate various other updates and technical, clarifying and conforming changes.

The foregoing descriptions of the New Certificate and New Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the New Certificate and the New Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 12, 2024, the Company held the Special Meeting. A total of 43,516,392 shares of the Company’s common stock were entitled to vote as of July 3, 2024, the record date for the Special Meeting. There were 32,802,984 shares voted at the Special Meeting, at which the stockholders were asked to vote on a proposal to amend and restate the Second Certificate. Set forth below is the final voting result for the proposal.

The amendment and restatement of the Second Certificate was approved by the following vote:

For	AGAINST	ABSTAIN	BROKER NON-VOTES
30,127,834	2,675,150	0	0

Item 7.01 Regulation FD Disclosure.

On August 14, 2024, the Company issued a press release announcing that the Company had closed the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included or incorporated by reference in this Item 7.01, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of KLDiscovery Inc.
3.2	Second Amended and Restated Bylaws if KLDiscovery Inc.
10.1

Mutual Release Agreement, dated August 14, 2024, by and among KLDiscovery Inc. and its direct and indirect affiliated entities, and the Consenting Stakeholders party thereto including the Debenture Holders, the Company’s term loan lenders and revolving credit facility lender under the Credit Agreement and certain holders of equity interests in the Company including: affiliates of Carlyle Equity Opportunity GP, L.P. named therein, Pivotal SPAC Funding LLC, Westview Capital Partners III, L.P., Conifer Partners, Radcliff Principal Holdings LLC and Christopher Weiler

10.2

Third Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of August 14, 2024, by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings Inc.), LD Topco Inc, and other guarantors party thereto, the Lenders party thereto, Ally Bank as a lender and L/C Issuer, and Wilmington Trust National Association, as administrative agent and collateral agent

10.3	Second Lien Credit Agreement, dated as of August 14, 2024, by and among KLDiscovery Inc, and 1397225 Ontario Limited and affiliates of MGG Investment Group LP named therein
10.4	Stockholders Agreement, dated August 14, 2024, by and among KLDiscovery Inc., 1397225 Ontario Limited and affiliates of MGG Investment Group LP named therein
10.5	Amendment and Termination Agreement, dated as of August 14, 2024, by and among KLDiscovery Inc. and affiliates of Carlyle Equity Opportunity GP, L.P. named therein
99.1	KLDiscovery Press Release dated August 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.

Date:	August 15, 2024	By:	/s/ Dawn Wilson
		Name: Title	Dawn Wilson Chief Financial Officer